

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the
Consolidated Balance Sheet and Statement of Consolidated Capitalization as of
March 31, 1999 and the related Statement of Consolidated Operations, Retained
Earnings (Deficit) and Cash Flows for the three months ended March 31, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000022606
<NAME> Commonwealth Edison Company
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               MAR-31-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   13,430,439
<OTHER-PROPERTY-AND-INVEST>                  2,475,429
<TOTAL-CURRENT-ASSETS>                       3,195,165
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               4,592,660
<TOTAL-ASSETS>                              23,693,693
<COMMON>                                     2,677,955
<CAPITAL-SURPLUS-PAID-IN>                    2,194,362
<RETAINED-EARNINGS>                            169,578
<TOTAL-COMMON-STOCKHOLDERS-EQ>               5,031,600<F2>
<PREFERRED-MANDATORY>                           69,475
<PREFERRED>                                     74,482
<LONG-TERM-DEBT-NET>                         7,547,876<F3>
<SHORT-TERM-NOTES>                                   0<F1>
<LONG-TERM-NOTES-PAYABLE>                            0<F3>
<COMMERCIAL-PAPER-OBLIGATIONS>                       0<F1>
<LONG-TERM-DEBT-CURRENT-PORT>                  615,009
<PREFERRED-STOCK-CURRENT>                            0
<CAPITAL-LEASE-OBLIGATIONS>                    289,426
<LEASES-CURRENT>                               186,169
<OTHER-ITEMS-CAPITAL-AND-LIAB>               9,879,656<F4>
<TOT-CAPITALIZATION-AND-LIAB>               23,693,693
<GROSS-OPERATING-REVENUE>                    1,528,800
<INCOME-TAX-EXPENSE>                            63,819<F5>
<OTHER-OPERATING-EXPENSES>                   1,211,876
<TOTAL-OPERATING-EXPENSES>                   1,274,018
<OPERATING-INCOME-LOSS>                        254,782
<OTHER-INCOME-NET>                            (16,193)<F5><F6><F7>
<INCOME-BEFORE-INTEREST-EXPEN>                 236,912
<TOTAL-INTEREST-EXPENSE>                       142,511
<NET-INCOME>                                    94,401
<PREFERRED-STOCK-DIVIDENDS>                     15,297
<EARNINGS-AVAILABLE-FOR-COMM>                   79,104
<COMMON-STOCK-DIVIDENDS>                        85,589
<TOTAL-INTEREST-ON-BONDS>                            0<F8>
<CASH-FLOW-OPERATIONS>                         557,757
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>This item is not disclosed as a separate line item on the Consolidated
    Balance Sheet.
<F2>Includes a deduction of $10,295 thousand for treasury stock.
<F3>$3,868,874 thousand of notes and transitional trust notes are included in
    LONG-TERM-DEBT-NET.
<F4>Includes $350,000 thousand of Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely the Company's subordinated debt securities.
<F5>Income tax expense of $1,677 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.
<F6>Includes $7,428 thousand of provision for preferred securities dividends of subsidiary trusts holding solely the Company's subordinated debt securities.
<F7>Includes an extraordinary loss of $27,506 thousand related to the early redemptions and the tender offer of first mortgage bonds and sinking fund debentures in the first quarter of 1999.
<F8>This item is not disclosed as a separate line item on the Statement of
    Consolidated Operations.

